UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2025

I-ON DIGITAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1244 N. Stone St. Unit #3, Chicago, IL 60610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 440-2278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, I-ON Digital Corp. (the “Company”) issued a press release announcing that Messrs. Patrick White and John Jubilee had been appointed to the board of directors. Their appointments were effective August 28, 2025.

There are no arrangements or understandings between Messrs. White or Jubilee, and any other person pursuant to which they were selected as directors, and there are no relationships or transactions to which Messrs. White and Jubilee are a party that would require disclosure under Item 404(a) of Regulation S-K.

In connection with their elections to the board, Mr. White was appointed Chair of the Audit Committee, and he and Mr. Jubilee were appointed Co-Chairs of the Compensation Committee.

A copy of the press release announcing Messrs. White’s and Jubilee’s appointments to the Board is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release issued by I-ON Digital Corp., dated September 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2025	I-ON DIGITAL CORP.

	By:	/s/ Carlos X. Montoya
	Name:	Carlos X. Montoya
	Title:	President